UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2012

PROTALEX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 Summit Avenue, Suite 22 Summit, New Jersey		07901
(Address of Principal Executive Offices)		(Zip Code)

(215) 862-9720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2012, Protalex, Inc., a Delaware corporation (OTCBB: PRTX) (the “Company”) raised $1 million of working capital pursuant to a loan from Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”). The Company issued to Niobe a secured promissory note in the principal amount of $1 million (the “$1 Million Secured Note”). The $1 Million Secured Note bears interest at a rate of 3% per annum and matures on February 1, 2014. Niobe is also the holder of a Senior Secured Convertible Note in the principal amount of $2 million issued by the Company on February 11, 2011(the “Prior Note”).

The Company’s obligations under the $1 Million Secured Note are secured by a security agreement granting Niobe a security interest in substantially all of the Company’s personal property and assets, including its intellectual property, to collateralize all amounts due under the $1 Million Secured Note and the Prior Note (the “Security Agreement”).  In addition, payment of the principal and accrued interest on the $1 Million Secured Note will, at Niobe’s election, automatically become immediately due and payable if the Company undertakes certain Fundamental Transactions or upon an Event of Default, both as defined in the $1 Million Secured Note.

The foregoing descriptions of the $1 Million Secured Note and the Security Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	$1 Million Secured Promissory Note dated February 1, 2012.
10.1	Final Form of Second Amended and Restated Security Agreement dated as of February 1, 2012, between the Company and Niobe Ventures, LLC.

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

February 1, 2012	By:	/s/ Arnold P. Kling
Arnold P. Kling
President